(m)(11)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED SHAREHOLDER SERVICE

AND

DISTRIBUTION PLAN

for

ING MUTUAL FUNDS

CLASS R SHARES

Series

ING Diversified International Fund

ING Emerging Markets Equity Dividend Fund

ING Emerging Markets Equity Fund

ING Global Bond Fund

ING Global Equity Dividend Fund

ING Global Natural Resources Fund

ING Global Opportunities Fund

ING Global Perspectives Fund

ING Global Real Estate Fund

ING International Real Estate Fund

ING International Small Cap Fund

ING International Value Equity Fund

ING Russia Fund

Date last Amended: November 21, 2013